Exhibit 10.21

AMENDMENT NO. 1 TO INVESTMENT AGREEMENT

This Amendment No. 1 (this “Amendment”) to that certain Investment Agreement, made and signed in Haifa, Israel, on October 16, 2025 (the “Effective Date”) (the “Agreement”), is entered into as of March 15, 2026 (the “Amendment Effective Date”),

BY AND BETWEEN:

Bonus Biogroup Ltd., Public Company No. 520039777, of Building 20, Matam Park, P.O.B. 15143, Haifa 3190501, Israel (the “Company”),

AND:

[      ], of [      ] (the “Investor”).

1. Purpose; Incorporation by Reference

1.1.	The Parties hereby agree to amend certain definitions set forth in Section 1 of the Agreement, all as set forth herein.

1.2.	Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

1.3.	From and after the Amendment Effective Date, each reference in the Agreement to “this Agreement,” “hereof,” “hereunder,” or words of similar import shall mean the Agreement as amended by this Amendment.

2. Amendments to Section 1 (Definitions)

2.1.	Amendment to “Agreed Price Per Share”. Section 1 of the Agreement is hereby amended by deleting the definition of “Agreed Price Per Share” in its entirety and replacing it with the following:

“Agreed Price Per Share” means NIS 0.63 (in words: sixty-three agorot of NIS).

For purposes of this definition, “Trading Day” means a day on which trading is conducted on the TASE.

2.2.	Amendment to “New Warrants”. Section 1 of the Agreement is hereby amended by deleting the definition of “New Warrants” in its entirety and replacing it with the following:

“New Warrants” means the amount of ___________ (in words: _____________) warrants (non-tradable) of the Company (which is equal to 50% of the amount of the New Shares), registered to bearer, exercisable into an amount of ___________ (in words: _____________) Shares (which is equal to the amount of the New Warrants) (“New Warrants Shares”), subject to Adjustments, so that each deed of warrant from this series may be exercised into one Share, in consideration for the cash payment of NIS 0.80 (in words: eighty agorot of NIS) per Share, during the period commencing on the date of issuance of the Warrants of this series and ending 24 (twenty-four) months following the Effective Date.

2.3.	Amendment to “Payment Period”. Section 1 of the Agreement is hereby amended by deleting the definition of “Payment Period” in its entirety and replacing it with the following:

“Payment Period” means any day starting at the Effective Date and ending no later than [      ], 2026.

3. Automatic Termination

3.1.	The Agreement (as amended hereby) shall automatically terminate in its entirety, without any further action by either Party, upon the cumulative occurrence of the following two conditions: (a) the failure to receive the full Consideration in the Company’s Bank Account in immediately available funds by the end of the Payment Period (as defined in Section 2.3 above) (the “Material Termination Trigger”); and (b) the Company’s delivery of a written notice of termination to the Investor (the “Termination Notice”), if the Company elects to do so, without the need to specify any additional reason, on such date as determined by the Company in its sole and absolute discretion, which date shall be the “Termination Date”. For the avoidance of doubt, the Investor shall have no right to object to, delay, condition or otherwise challenge the Company’s determination to deliver a Termination Notice.

3.2.	Upon the Termination Date: (a) the Investor shall have no further rights, claims or entitlements of any kind under the Agreement; and (b) such termination shall not be construed as a waiver, limitation or impairment of any rights or remedies available to the Company under applicable law, in equity or otherwise, including, without limitation, in respect of any act, omission, breach or circumstance occurring prior to the Termination Date, nor shall such termination give rise to any estoppel, defense or other bar against the Company.

3.3.	For the avoidance of doubt, the Company’s right to deliver a Termination Notice pursuant to Section 3.1(b) is discretionary and cumulative, and the Company shall not be obligated to terminate the Agreement solely by reason of the occurrence of the Material Termination Trigger.

4. No Other Amendments; Ratification

4.1.	Except as expressly amended pursuant to this Amendment, the Agreement shall remain unchanged and in full force and effect.

4.2.	In the event of any inconsistency between the provisions of this Amendment and the provisions of the Agreement, the provisions of this Amendment shall govern and control.

4.3.	This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

[Signature Page follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment by their duly authorized officers as of the Amendment Effective Date.

[INVESTOR]	Bonus Biogroup Ltd.

By:	By:	Yosef Rauch
Its:	Its:	Executive Chairman

ßSIGN HERE	ßSIGN HERE

	By:	Shai Meretzki
	Its:	CEO and Director

ßSIGN HERE

[Signature Page to AMENDMENT NO. 1 TO INVESTMENT AGREEMENT]